UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2006

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14227	13-3317668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2 Applegate Drive, Robbinsville, NJ	08691
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (609) 632-0800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

American Bank Note Holographics, Inc. (the “Company”) entered into an amended and restated employment agreement with Salvatore F. D’Amato dated as of December 19, 2006 (the “Amendment”). The Amendment, which became effective immediately, (i) replaces the original Employment Agreement dated as of April 20, 1999, (ii) continues Mr. D’Amato’s employment in the position as Chairman of the Board of Directors of the Company, (iii) reduces the amount of time that Mr. D’Amato is expected to be in the Company’s office in Robbinsville, NJ to approximately two or three days each week, and (iv) reduces Mr. D’Amato’s cash compensation by approximately 50%.

Item 9.01                                             Financial Statements and Exhibits.

                                               (d)           Exhibits.

99.1	Press release issued by American Bank Note Holographics, Inc., dated December 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

Date: December 22, 2006	By:	/s/ Kenneth H. Traub
Kenneth H. Traub
President and Chief Executive Officer